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Exhibit 5.1

Vinson & Elkins L.L.P.
2500 First City Tower
1001 Fannin, Suite 2500
Houston, Texas 77002
December 14, 2007

Linn Energy, LLC
600 Travis, Suite 5100
Houston, Texas 77002

  Re:
  Linn Energy, LLC—Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel to Linn Energy, LLC, a Delaware limited liability company (the "Company"), with respect to certain legal matters in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement being referred to herein as the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on the date hereof and to which this opinion is an exhibit. The Registration Statement relates to the registration of 7,761,194 units ("Units") of the Company for resale by the selling unitholders named therein. We have also participated in the preparation of the prospectus relating to the Registration Statement and included as a part thereof (the "Prospectus").

        As the basis for the opinion hereinafter expressed, we examined such statutes, including the Delaware Limited Liability Company Act (the "Delaware Act"), company records and documents, certificates of company and public officials, and other instruments and documents as we deemed necessary or advisable for the purposes of this opinion. In such examination, we assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

        In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (ii) and the Units will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement.

        Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

  1.
  The Company has been duly formed and is validly existing as a limited liability company under the Delaware Act.

  2.
  The Units have been validly issued, fully paid and are non-assessable.

        The opinions expressed herein are qualified in the following respects:

  1.
  We have assumed, without independent verification, that the certificates for the Units will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Units.

  2.
  We have assumed that (i) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine, and (ii) each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete.

  3.
  This opinion is limited in all respects to federal law of the United States of America and the Delaware Act.

        We hereby consent to the reference to us under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.
VINSON & ELKINS L.L.P.

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  Exhibit 5.1